Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

As an independent Certified Public Accountant, I hereby consent to the incorporation by reference in this Form SB-2 Registration Statement, Amendment No. 1, of my Audit Report of Airtrax, Inc. dated March 28, 2005 included in the Form 10-KSB for the period ended December 31, 2004, and to all references to my Firm included in this registration statement.



/s/ Robert G. Jeffrey
---------------------
    Robert G. Jeffrey




Wayne, New Jersey 07470
November 3, 2005